EXHIBIT 3.2

PTC INC.

AMENDED AND RESTATED BY-LAWS

ARTICLE 1 - Shareholders

1.1 Place of Meetings; Participation by Remote Communications. Meetings of shareholders shall be held at the principal executive offices of the corporation or such different place, if any, within or without Massachusetts, as is fixed by the Board of Directors or the Chief Executive Officer and stated in the notice of the meeting. The Board of Directors may determine, in its sole discretion, that a meeting will not be held at a place but may be held solely by means of remote communication in accordance with Section 7.08 of the Massachusetts Business Corporation Act. The corporation may permit shareholders and proxyholders not physically present at a meeting of shareholders to participate in and be deemed present in person and vote at the meeting by means of remote communications, provided that (a) the corporation shall have implemented reasonable measures (i) to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and vote on matters submitted to shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings and (ii) to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder and (b) the corporation shall maintain a record of each vote cast or other action taken by a shareholder or proxyholder at the meeting by means of remote communication.

1.2 Annual Meeting. The annual meeting of shareholders shall be held on the date (which shall not be a legal holiday in the designated place, if any, where the meeting is to be held) and at the time fixed by the Board of Directors or the Chief Executive Officer and stated in the notice of the meeting. The annual meeting shall be held for the purpose of electing directors and such other purposes as are specified in the notice of meeting. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of shareholders shall be deemed to refer to such special meeting.

1.3 Special Meetings. Special meetings of shareholders may be called by the Chief Executive Officer or by the Board of Directors. Upon written application, in accordance with these By-Laws and any other applicable requirements, of one or more shareholders who are entitled to vote and who hold at least 40% of the capital stock entitled to vote at the meeting, special meetings shall be called by the Secretary, or in the case of the death, absence, incapacity or refusal of the Secretary, by any other officer. A written application or applications by one or more shareholders for a special meeting shall be directed to the Secretary and shall be signed by each shareholder, or a duly authorized agent of such shareholder, requesting the special meeting and shall be accompanied by a notice setting forth the information required by Section 1.10(c) of these By-Laws in the event of any business proposed to be conducted other than a nomination for election as a director of the corporation, or the information required by Section 2.3(d) of these By-Laws in the event of any nomination proposed to be presented in connection with the election of directors, as well as the written questionnaire and written representation and agreement required by Section 2.3(e) of these By-Laws from any nominee for election. A special meeting requested by shareholders in accordance with this Section 1.3 shall be held at such date, time and place, if any, as may be designated by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the application to call the special meeting by one or more shareholders who satisfy the requirements of this Section 1.3 is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by shareholders shall not be held if: (i) the application for a special meeting does not comply with this Section 1.3, (ii) the stated business to be brought before the special meeting is not a proper subject for shareholder action under applicable law (as determined in good faith by the Board of Directors), (iii) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”) is included in the corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of shareholders that has been called but not yet held or that is called for a date within ninety (90) days of the receipt by the corporation of the application for a special meeting, (iv) a Similar Item, other than the election of directors, was presented at an annual or special meeting of shareholders held not more than twelve (12) months before the application for a special meeting is delivered, (v) a Similar Item was presented at an annual or special meeting of shareholders held not more than one hundred and twenty (120) days before the application for the special meeting is delivered (and, for purposes of this clause (v), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors), or (vi) the application for the special meeting was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. A shareholder may revoke an application for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are unrevoked applications from shareholders holding in the aggregate less than the requisite number of shares entitling the shareholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. If none of the shareholders who submitted the application for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the corporation need not present such nominations or other business for a vote at such meeting. For purposes of these By-Laws, to be considered a qualified representative of a shareholder, a person must be authorized by a written instrument executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as proxy at the meeting of shareholders, and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the same, to the presiding officer at such meeting. Business transacted at all special meetings shall be confined to the matters stated in the notice of special meeting. Business transacted at a special meeting requested by shareholders shall be limited to the matters described in the application for a special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the shareholders at, and including such matters in the notice for, any special meeting requested by shareholders. The chair of a special meeting (or the Board of Directors in advance of any such meeting) shall determine all matters relating to the conduct of the meeting, including, but not limited to, determining whether any nomination or other item of business has been properly brought before the meeting in accordance with these By-Laws, and if the chair or Board of Directors should so determine and declare that any nomination or other item of business has not been properly brought before the special meeting, then such business shall not be transacted at such meeting.

1.4 Notice of Meetings; Waiver. A written notice of each meeting of shareholders, stating the place (if any), date and time thereof, and the purposes for which the meeting is to be held, shall be given by the Secretary, Assistant Secretary or other person calling the meeting at least seven (7), and no more than sixty (60), days before the meeting date to each shareholder entitled to vote at the meeting and to each shareholder who by law, by the Articles of Organization or by these By-Laws is entitled to such notice, by leaving such notice with such shareholder or at such shareholder’s residence or usual place of business, by mailing it postage prepaid and addressed to such shareholder at such shareholder’s address as it appears in the records of the corporation, or by electronic transmission in a manner specified by the shareholder. Whenever any notice is required to be given to a shareholder by law, by the Articles of Organization or by these By-Laws, no such notice need be given if a written (including electronically transmitted) waiver of notice, executed before or after the meeting by the shareholder or such shareholder’s authorized attorney, is delivered to the corporation for inclusion with the records of the meeting. A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

1.5 Quorum. Unless the Articles of Organization otherwise provide, the holders of a majority of the shares of stock issued, outstanding and entitled to vote on any matter shall constitute a quorum with respect to that matter, except that if two or more voting groups are entitled to vote separately then, in the case of each such voting group, a quorum shall consist of the holders of a majority of the votes entitled to be cast on the matter by the voting group. Both abstentions and broker non-votes shall be counted as present for the purpose of determining the existence of a quorum for the transaction of business at any meeting. Shares owned directly or indirectly by the corporation shall not be counted in determining the total number of shares outstanding for this purpose. Shares once represented for any purpose at a meeting are deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless (i) the shareholder attends solely to object to lack of notice, defective notice or the conduct of the meeting on other grounds and does not vote the shares or otherwise consent that such shares are to be deemed present, or (ii) in the case of an adjournment, a new record date is or shall be set for that adjourned meeting.

1.6 Postponements; Adjournments. Any meeting of shareholders may, before it is called to order, be postponed for any reason by the Board of Directors or Chief Executive Officer to any other date, time and place at which a meeting of shareholders may be held under these By-Laws. Any meeting of shareholders may be adjourned to any other date, time and place, if any, at which a meeting of shareholders may be held under these By-Laws by the shareholders present or represented at the meeting, although less than a quorum, or by any individual entitled to preside or to act as secretary of such meeting. It shall not be necessary to notify any shareholder of any adjournment if the new date, time and place, if any, is announced at the meeting before adjournment, except to the extent required by applicable law. Any business that could have been transacted at any meeting of the shareholders as originally called may be transacted at any postponement or adjournment of the meeting.

1.7 Voting and Proxies. Each shareholder shall have one vote for each share of stock entitled to vote held of record by such shareholder and a proportionate vote for each fractional share so held, unless otherwise provided by the Articles of Organization. Shareholders may vote either in person or by written proxy dated not more than eleven months before the meeting named in the proxy. Proxies shall be filed with the secretary of the meeting, or of any adjourned meeting, or another officer or agent authorized to tabulate votes at such meeting or adjourned meeting, before being voted. Except as otherwise limited by its terms, a proxy shall entitle the persons named in the proxy to vote at any adjournment or postponement of such meeting. A shareholder may give a proxy by electronic transmission under procedures approved by the Board of Directors or the Chief Executive Officer designed to permit determination that such transmission was authorized by the shareholder. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of them. A proxy purported to be executed by or on behalf of a shareholder shall be deemed valid unless challenged at or prior to its exercise. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

1.8 Action at Meeting. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more voting groups entitled to vote separately, then, in the case of each such voting group, the holders of a majority of the votes present or represented and voting on a matter), shall decide any matter to be voted on by the shareholders, except when a larger vote is required by law, the Articles of Organization or these By-Laws. Notwithstanding the foregoing, any election of directors by shareholders shall be determined by a plurality of the votes cast by the shareholders entitled to vote at the election. When determining the number of shares voting on a particular matter, abstentions and broker non-votes shall not be counted as votes cast or shares voting. No ballot shall be necessary for such election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election or required by the chair of the meeting. The corporation shall not directly or indirectly vote any share of its own stock.

1.9 Action without Meeting. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of shareholders. Each such consent shall be treated for all purposes as a vote at a meeting.

1.10 Advance Notice of Business at Meetings of Shareholders.

(a) At any meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a special meeting, business must be brought before the meeting in accordance with Section 1.3 and, if applicable, Section 2.3 of these By-Laws. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, (i) if such business relates to the nomination of a person for election as a director of the corporation, the procedures in Section 2.3 of these By-Laws must be complied with and (ii) if such business relates to any other matter, (x) the business must constitute a proper matter under Massachusetts law for shareholder action and (y) the shareholder must (A) have given timely notice thereof and provided all required information in writing to the Secretary at the principal executive offices of the corporation in accordance with the procedures in, and otherwise complied with, this Section 1.10, (B) be a shareholder of record on the date of the giving of such notice and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (C) be entitled to vote at such annual meeting.

(b) To be timely with respect to an annual meeting, a shareholder’s notice must be received by the Secretary not less than ninety (90) days nor more than one hundred twenty (120) days before the anniversary of the date on which the corporation first transmitted to shareholders its proxy materials for the immediately preceding annual meeting of shareholders; provided that, if the annual meeting is not held within thirty (30) days before or after the anniversary of such preceding annual meeting, such shareholder’s notice to be timely must be so received not later than the close of business on the later of (i) the one hundred twentieth (120th) day before the date of such annual meeting or (ii) the tenth (10th) day after the day on which notice of the date of the annual meeting was transmitted to shareholders or other public disclosure of the date of the annual meeting was made, whichever occurs first. Notwithstanding the foregoing, the postponement or adjournment of any annual meeting for which notice has been provided to shareholders shall not commence a new time period for giving the shareholder’s notice.

(c) A shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the shareholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (iii) the text of the proposal (including the exact text of any resolutions proposed for consideration and, if such business includes a proposal to amend these By-Laws, the exact text of the proposed amendment), (iv) details of all the following that are held and/or beneficially owned, directly or indirectly, including through any entity, by such shareholder, by such beneficial owner, if any, or by their respective affiliates and associates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and others acting in concert with such shareholder or beneficial owner (each of such affiliates, associates and others acting in concert with a shareholder or beneficial owner, a “Shareholder Associated Person”) or to which any such shareholder, beneficial owner, if any, and/or Shareholder Associated Person is a party (other than with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the proposing person solely as a result of being the shareholder of record directed to prepare and submit the notice required by these By-Laws on behalf of the beneficial owner): (A) the class and number of shares of the corporation, (B) any option, warrant, convertible security, stock appreciation right, swap, profit interest, hedging transaction or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a "Derivative Instrument") and any other direct or indirect opportunity of any such person to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation or arrangement the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of each such person with respect to shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or such other beneficial owner, if any, has a right to vote or direct the vote of any shares of any security of the corporation, (D) any short interest in any security of the corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any arrangement with respect to the borrowing or loaning of shares of the corporation, (F) any rights to dividends on the shares of the corporation that are separated or separable from the underlying shares of the corporation, and (G) any performance-related fees (other than an asset-based fee) to which such shareholder, such beneficial owner, if any, and/or any Shareholder Associated Person is entitled based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interest held by members of such shareholder's or beneficial owner’s immediate family sharing the same household, (v) a description of any material interest of the shareholder, such beneficial owner, if any, and/or any Shareholder Associated Person in such business, (vi) a description of any agreement, arrangement or understanding between or among such shareholder, such beneficial owner, if any, any Shareholder Associated Person and any other person or persons (including their names) in connection with the subject matter of the proposed business, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable), (vii) the basis upon which the shareholder is entitled to make the proposal, (viii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business, (ix) a representation whether the shareholder intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding shares required to approve the proposal and/or otherwise to solicit proxies from shareholders in support of the proposal, and (x) any other information relating to such shareholder or the proposed business to be brought by such person before the meeting that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such person with respect to the proposed business pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. In addition, not later than five (5) business days after the record date for the meeting, the shareholder giving the notice under this Section 1.10 shall deliver to the Secretary of the corporation either (x) an update and supplement to the information required by this Section 1.10(c), so that all information provided or required to be provided shall be true and correct as of the record date for the meeting, or (y) a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the record date. The shareholder giving the notice under this Section 1.10 also shall update in writing its notice so that the information required by this Section 1.10(c) is current through the date of the meeting or any adjournment or postponement thereof, and such update shall be delivered to the Secretary of the corporation no later than two (2) business days after the occurrence of any material change in the information previously disclosed.

(d) Notwithstanding anything in these By-Laws to the contrary, (i) no business proposed by a shareholder shall be conducted at any meeting of shareholders except in accordance with the procedures set forth in this Section, whether or not the shareholder (if otherwise permitted by applicable law) seeks inclusion of such proposal in the corporation’s proxy statement for the meeting, and (ii) unless otherwise required by law, if a shareholder intending to propose business at a meeting pursuant to this Section 1.10 does not provide the information required under this Section 1.10 to the corporation (including the supplemental information or certification as of the record date for the meeting required by Section 1.10(c) by the deadline specified therein), or the shareholder or a qualified representative of the shareholder does not appear at the meeting to present the proposed business, then such business shall not be conducted; provided that any shareholder proposal that complies with Rule 14a-8 (or any successor provision) of the proxy rules promulgated under the Exchange Act and is included in the corporation’s proxy statement for the applicable shareholders meeting shall be deemed to comply with the requirements for the timing and content of notices hereunder.

(e) For purposes of these By-Laws, public disclosure shall be deemed to include a disclosure made in a press release reported by a national news service or in a document filed or furnished by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(f) Unless the corporation elects otherwise, a shareholder’s notice to the corporation of other business shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested to the principal executive offices of the corporation, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.

(g) The chair of the respective shareholders meeting (or the Board of Directors in advance of any such meeting) shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.10, and, if the chair (or the Board of Directors in advance of such meeting) should so determine, the chair shall so declare to the meeting (or the Board of Directors shall so declare in advance of such meeting) and any such business not properly brought before the meeting shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation.

1.11 Conduct of Meetings. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures adopted by the Board of Directors, the chair or other presiding officer at a meeting of shareholders shall have the right to prescribe such rules, regulations and procedures and to do all such acts, as, in the judgment of such chair or other presiding officer, are necessary, appropriate or convenient for the proper conduct of the meeting.

ARTICLE 2 - Directors

2.1 Powers. The business of the corporation shall be managed by a Board of Directors, who may exercise all the powers of the corporation except as otherwise provided by law or, to the extent permitted by law, by the Articles of Organization, these By-Laws or an agreement approved by the Board of Directors. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2 Number, Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined by vote of the shareholders or the Board of Directors, but shall consist of not less than three directors (except that whenever there shall be only two shareholders, the number of directors shall be not less than two and whenever there shall be only one shareholder, there shall be at least one director). The number of directors may be decreased at any time and from time to time either by the shareholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. Directors need not be shareholders of the corporation. Notwithstanding the foregoing provisions, if the corporation is a “public corporation” within the meaning of Section 8.06 of the Massachusetts Business Corporation Act and has not elected, pursuant to paragraph (c) of such Section 8.06, to be exempt from the provisions of paragraph (b) of such Section 8.06, then:

(i) In accordance with paragraph (e), clause (4) of such Section 8.06, the number of directors shall be fixed only by vote of the Board of Directors.

(ii) In accordance with paragraph (b) of such Section 8.06, the directors of the corporation shall be classified with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible; the term of office of those of the first class (“Class I Directors”) to continue until the first annual meeting following the date the corporation becomes subject to such paragraph (a) and until their successors are duly elected and qualified; the term of office of those of the second class (“Class II Directors”) to continue until the second annual meeting following the date the corporation becomes subject to such paragraph (a) and until their successors are duly elected and qualified; and the term of office of those of the third class (“Class III Directors”) to continue until the third annual meeting following the date the corporation becomes subject to such paragraph (a) and until their successors are duly elected and qualified. At each annual meeting of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term continuing until the annual meeting held in the third year following the year of their election and until their successors are duly elected and qualified.

2.3 Nomination of Directors.

(a) Only persons who are nominated in accordance with this Section 2.3 shall be eligible for election as directors at any annual or special meeting of shareholders, provided that nothing in these By-Laws shall be deemed to limit any class voting rights provided to holders of preferred stock of the corporation. Nominations of persons as candidates for election as directors at an annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected pursuant to the applicable notice of meeting may be made only (i) by or at the direction of the Board of Directors or (ii) by any person who is a shareholder of record of the corporation at the time of giving the notice provided for in this Section 2.3, who is entitled to vote for the election of directors at the applicable meeting, and who (in addition to any other applicable requirements) has given timely written notice thereof in accordance with this Section 2.3 to the Secretary at the principal executive offices of the corporation. The number of nominees that a shareholder may nominate for election at any meeting of shareholders shall not exceed the number of directors to be elected at such meeting.

(b) To be timely with respect to an annual meeting, a shareholder’s notice must be received by the Secretary not less than ninety (90) days nor more than one hundred twenty (120) days before the anniversary of the date on which the corporation first transmitted to shareholders its proxy materials for the immediately preceding annual meeting of shareholders; provided that, if the annual meeting is not held within thirty (30) days before or after the anniversary of such preceding annual meeting, such shareholder’s notice to be timely must be so received not later than the close of business on the later of (i) the one hundred twentieth (120th) day before the date of such annual meeting or (ii) the tenth (10th) day after the day on which notice of the date of the annual meeting was transmitted to shareholders or other public disclosure of the date of the annual meeting was made, whichever occurs first. Notwithstanding the foregoing, the postponement or adjournment of any annual meeting for which notice has been provided to shareholders shall not commence a new time period for giving the shareholder’s notice.

(c) To be timely with respect to a special meeting, provided that directors are to be elected pursuant to the applicable notice of meeting, a shareholder’s notice must be received by the Secretary not less than ninety (90) days nor more than one hundred twenty (120) days before the date of the special meeting; provided that, if the first day on which notice of the special meeting is transmitted to shareholders or on which public disclosure of the date and purpose of the special meeting is made is less than one hundred (100) days before the date of the special meeting, such shareholder’s notice to be timely must be so received not later than the close of business on the tenth (10th) day after the day on which notice of the date and purpose of the special meeting was transmitted to shareholders or other public disclosure of the date and purpose of the special meeting was made, whichever occurs first. Notwithstanding the foregoing, the postponement or adjournment of any special meeting for which notice has been provided to shareholders shall not commence a new time period for giving the shareholder’s notice.

(d) Such shareholder’s notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of capital stock of the corporation that are owned of record and beneficially by the person, (D) whether or not the person is currently “independent” from the corporation under the independence standards of the principal national securities exchange on which the corporation’s shares are then traded and all facts that currently prevent the person from being independent under such standards, if applicable, (E) as an appendix, a completed and signed questionnaire, representation and agreement required by Section 2.3(e) of these By-Laws, and (F) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (ii) as to the shareholder giving the notice, the beneficial owner, if any, on whose behalf the proposal is made, and any Shareholder Associated Person: (A) the name and record address of each such person and (B) the information described in Section 1.10(c)(iv) (other than with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the nominating person solely as a result of being the shareholder of record directed to prepare and submit the notice required by these By-Laws on behalf of the beneficial owner); (iii) a description of any agreement, arrangement or understanding with respect to such nomination between or among each such person and any of its Shareholder Associated Persons or any other person, including their names, and including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable); (iv) a description of all direct and indirect compensatory, reimbursement, indemnification, financial and/or other relationships (including familial), arrangements and transactions, existing at any time within the preceding three (3) years or currently proposed, between the person proposed to be nominated as a director and such shareholder or such beneficial owner, if any, or any other Shareholder Associated Person; (v) a representation that the shareholder giving the notice is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vi) a representation as to whether the shareholder giving the notice intends to solicit proxies in support of director nominees other than the corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act (or any successor provision); and (vii) any other information relating to each such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for election as directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Not later than five (5) business days after the record date for the meeting, the shareholder giving the notice under this Section 2.3 shall deliver to the Secretary of the corporation either (x) an update and supplement to the information required by this Section 2.3(d), so that all information provided or required to be provided shall be true and correct as of the record date for the meeting, or (y) a written certification that no such updates or supplements are necessary and that the information previously provided remains true and correct as of the record date. In addition, to be effective, such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in the corporation’s proxy statement and any accompanying proxy and to serve as a director if elected. The shareholder giving the notice under this Section 2.3 also shall update in writing its notice so that the information required by this Section 2.3 is current through the date of the meeting or any adjournment or postponement thereof, and such update shall be delivered to the Secretary of the corporation no later than two (2) business days after the occurrence of any material change in the information previously disclosed. The corporation may require any proposed nominee to furnish such other information that, among other things, (i) may reasonably be required to determine the proposed nominee’s eligibility, or lack thereof, to serve as an independent director of the corporation under the rules and listing standards of the principal United States securities exchanges upon which the stock of the corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors, (ii) could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such proposed nominee, (iii) describes any position of such person as an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the preceding three (3) years, or (iv) may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation.

(e) To be eligible to be a nominee for election as a director of the corporation, a person nominated in accordance with Section 2.3(a)(ii) of these By-Laws must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.3(b) or (c) of these By-Laws, as applicable) to the Secretary at the principal executive offices of the corporation (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary within ten (10) days of a written request therefor by a shareholder of record) and (ii) a written representation and agreement (in the form provided by the Secretary within ten (10) days of a written request therefor by a shareholder of record) that such person (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question that has not been disclosed to the corporation, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the corporation, (C) if elected as a director of the corporation, will comply with all of the corporation’s corporate governance, conflict of interest, corporate opportunities, confidentiality, stock ownership and trading policies and guidelines, any other policies and guidelines of the corporation applicable to directors, and (D) unless otherwise required by law or consented to by the corporation in writing, will keep strictly confidential all board materials, business and information to which such person might become privy by virtue of membership or service as a director of the corporation, and will not share any such board materials, business or information with any third parties, including such person’s staff, assistants, attorneys, counsel, consultants, or other advisors or agents.

(f) Unless the corporation elects otherwise, a shareholder’s notice to the corporation of nominations shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested to the principal executive offices of the corporation, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered.

(g) The chair of the meeting (or the Board of Directors in advance of any such meeting) shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with this Section 2.3, and if the chair (or the Board of Directors in advance of such meeting) should so determine, the chair shall so declare to the meeting (or the Board of Directors shall so declare in advance of such meeting) and the defective nomination shall be disregarded as void. Notwithstanding anything in these By-Laws to the contrary, unless otherwise required by law, (i) if a shareholder intending to make a nomination at an annual or special meeting pursuant to this Section 2.3 does not provide the information required under such section to the corporation (including providing the updated information or certification as of the record date for the meeting required by Section 2.3(d) by the deadline specified therein), or such shareholder (or a qualified representative of the shareholder) does not appear at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation, and (ii) if any shareholder or Shareholder Associated Person (A) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed director nominee and (B) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the corporation (which proxies and votes shall also be disregarded). Upon request by the corporation, if any shareholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such shareholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

2.4 Enlargement of the Board. Subject to Section 2.2 above, the number of directors may be increased at any time and from time to time by the shareholders or by a majority of the directors then in office.

2.5 Tenure. Subject to Section 2.2 above, each director shall hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, or removal.

2.6 Vacancies.

(a) Unless and until filled by the shareholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by vote of a majority of the directors present at any meeting of directors at which a quorum is present or, if the directors remaining in office constitute fewer than a quorum of the Board, such directors may fill the vacancy by a majority of the directors remaining in office. Each such successor shall hold office for the unexpired term of such successor’s predecessor (if any) and until such successor’s successor is chosen and qualified or until such successor’s earlier death, resignation, or removal.

(b) Notwithstanding the foregoing provisions, if the corporation is a “public corporation” within the meaning of Section 8.06 of the Massachusetts Business Corporation Act and has not elected, pursuant to paragraph (c) of such Section 8.06, to be exempt from the provisions of paragraph (b) of such Section 8.06, then (i) vacancies and newly created directorships, whether resulting from an increase in the size of the Board of Directors, from the death, resignation, disqualification or removal of a director or otherwise, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and (ii) any director elected in accordance with clause (i) shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal.

2.7 Resignation. Any director may resign by delivering such director’s written resignation to the corporation at its principal executive offices or to the Board of Directors or Chair of the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

2.8 Removal.

(a) A director may be removed from office with or without cause by vote of the holders of a majority of the shares entitled to vote in the election of directors. However, the directors elected by the holders of a particular class or series of stock may be removed from office with or without cause only by vote of the holders of a majority of the outstanding shares of such class or series. In addition, a director may be removed from office for cause by vote of a majority of the directors then in office. A director may be removed by the shareholders or the directors only at a meeting called for the purpose of removing such director and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

(b) Notwithstanding the foregoing provisions, if the corporation is a “public corporation” within the meaning of Section 8.06 of the Massachusetts Business Corporation Act and has not elected, pursuant to paragraph (c) of such Section 8.06, to be exempt from the provisions of paragraph (b) of such Section 8.06, then shareholders may effect, by the affirmative vote of a majority of the shares outstanding and entitled to vote in the election of directors, the removal of any director or directors or the entire Board of Directors only for cause, as defined in paragraph (f) of such Section 8.06.

2.9 Regular Meetings. Regular meetings of the directors may be held without call or notice at such places, if any, within or without Massachusetts, and at such times as the directors may from time to time determine, provided that any director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the directors may be held without a call or notice immediately after and at the same place as the annual meeting of shareholders.

2.10 Special Meetings. Special meetings of the directors may be held at any time and place, within or without Massachusetts, designated in a call by the Chair of the Board, Chief Executive Officer, Secretary, two or more directors or by one director in the event that there is only a single director in office.

2.11 Meetings by Telephone Conference Calls or Other Electronic Communication. Any or all directors or members of any committee designated by the Board of Directors may participate in a meeting of the directors or such committee by means of a conference telephone or other electronic communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting.

2.12 Notice of Special Meetings. Notice of any special meeting of the directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by notice given to such director in person or by telephone at least forty-eight (48) hours in advance of the meeting, (ii) by sending an electronic communication, or by delivering written notice by hand, to such director’s last known business or home address at least forty-eight (48) hours in advance of the meeting, or (iii) by mailing written notice to such director’s last known business or home address at least seventy-two (72) hours in advance of the meeting. Notice need not be given to any director if a written waiver of notice, executed by such director, or in the form of an electronic transmission by the director to the corporation, before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior to the meeting or at its commencement the lack of notice to such director. A notice or waiver of notice of a directors’ meeting need not specify the purposes of the meeting. If notice is given in person or by telephone, an affidavit of the Secretary, officer or director who gives such notice that the notice has been duly given shall, in the absence of fraud, be conclusive evidence that such notice was duly given.

2.13 Quorum. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

2.14 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, by the Articles of Organization or by these By-Laws.

2.15 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent to the action in writing, signed by each director or delivered to the corporation by electronic transmission, and the written consents are filed with the records of the directors’ meetings. Each such consent shall be treated for all purposes as a vote at a meeting.

2.16 Committees. The Board of Directors may, by vote of a majority of the directors then in office, elect from their number an executive committee or other committees consisting of one or more directors and may by like vote delegate to committees so elected some or all of their powers to the extent permitted by law. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided by these By-Laws for the directors. The Board of Directors shall have the power at any time to fill vacancies in any such committee, to change its membership or to discharge the committee.

2.17 Chair of the Board and Vice-Chair of the Board. The Board of Directors may appoint a Chair of the Board. If the Board of Directors appoints a Chair of the Board, the Chair shall preside at meetings of the directors and the shareholders and shall perform such other duties and possess such powers as are assigned to the Chair by the Board of Directors. If the Board of Directors appoints a Vice-Chair of the Board, the Vice-Chair shall, in the absence or disability of the Chair of the Board, perform the duties and exercise the powers of the Chair of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in the Vice-Chair by the Board of Directors.

2.18 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of

Directors may from time to time determine. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE 3 - Officers

3.1 Enumeration. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Treasurer, a Secretary, and such other officers with such other titles as the Board of Directors or the Chief Executive Officer may determine, including, but not limited to one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries.

3.2 Election. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at their first meeting following the annual meeting of shareholders. Other officers may be chosen or appointed by or under the authority of the Board of Directors.

3.3 Qualification. No officer need be a director or shareholder. Any two or more offices may be held by the same person. Any officer may be required by the directors to give bond for the faithful performance of such officer’s duties to the corporation in such amount and with such sureties as the directors may determine. The premiums for such bonds may be paid by the corporation.

3.4 Tenure. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the Chief Executive Officer, President, Treasurer and Secretary shall hold office until the first meeting of the directors following the next annual meeting of shareholders and until their respective successors are chosen and qualified, or until their earlier death, resignation or removal; and all other officers shall serve at the pleasure of the directors.

3.5 Resignation and Removal.

(a) Any officer may resign by delivering such officer’s written resignation to the corporation at its principal executive offices or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

(b) An officer may be removed at any time, with or without cause, by or under the authority of the Board of Directors.

(c) Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following such officer’s resignation or removal, or any right to damages on account of such removal, whether such officer’s compensation be by the month or the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

3.6 Vacancies. Any vacancy occurring in any office for any reason may be filled by or under the authority of the Board of Directors, which may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of such successor’s predecessor and until such successor’s successor is chosen and qualified, or until such successor sooner dies, resigns or is removed.

3.7 Chief Executive Officer. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general charge and supervision of the business of the corporation. Unless a separate Chair of the Board has been appointed, or except as otherwise provided by the Board of Directors, the Chief Executive Officer shall preside at all meetings of the shareholders and, if the Chief Executive Officer is a director, at all meetings of the Board of Directors.

3.8 President. The President shall, subject to the direction of the Chief Executive Officer, have general charge and supervision of the business of the corporation and shall perform such other duties and shall possess such other powers as the Chief Executive Officer may from time to time prescribe. If no Chief Executive Officer has been appointed, or in the event of the absence, inability or refusal to act of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

3.9 Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe. The Board of Directors or the Chief Executive Officer may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title.

3.10 Treasurer and Assistant Treasurers.

(a) The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to the Treasurer by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these By-Laws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds, and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

(b) Any Assistant Treasurers shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Treasurer.

3.11 Secretary and Assistant Secretaries.

(a) The Secretary shall perform such duties and shall possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of secretary, including without limitation the duty and power to give notices of all meetings of shareholders and special meetings of the Board of Directors, to attend all meetings of shareholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of shareholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

(b) Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties and exercise the powers of the Secretary.

(c) In the absence of the Secretary or any Assistant Secretary at any meeting of shareholders or directors, the person presiding at meeting shall designate a temporary Secretary to keep a record of the meeting.

3.12 Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or a committee thereof.

ARTICLE 4 - Capital Stock

4.1 Issue of Capital Stock. Unless otherwise voted by the shareholders, the whole or any part of any unissued balance of the authorized capital stock of the corporation may be issued or disposed of by vote of the Board of Directors, in such manner, for such consideration and on such terms as the directors may determine.

4.2 Certificate of Stock; Uncertificated Shares.

(a) Shares of the corporation’s capital stock may be represented by certificates or may be uncertificated as prescribed from time to time by or under the authority of the directors. Certificates for shares shall be signed by the Chief Executive Officer, the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a director, officer or employee of the corporation, such signature may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer at the time of its issue.

(b) Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws, or any agreement to which the corporation is a party, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restrictions and a statement that the corporation will furnish a copy of the restrictions to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge. Holders of uncertificated shares shall be provided with a statement of the information set forth above as applicable and as required by the Massachusetts Business Corporation Act.

4.3 Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, provided to the holder of uncertificated shares or imposed by applicable securities law, shares of stock may be transferred on the books of the corporation by (a) the surrender to the corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed or (b) proper transfer instructions from the registered owner of uncertificated shares, in each case with such proof of authority or the authenticity of signature as the corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these By-Laws. It shall be the duty of each shareholder to notify the corporation of such shareholder’s post office address and of such shareholder’s taxpayer identification number.

4.4 Record Date.

(a) The Board of Directors may fix in advance a time not more than seventy (70) days preceding the date of any meeting of shareholders or the date for the payment of any dividend or the making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting, and any adjournment, or the right to receive such dividend or distribution or the right to give such consent or dissent. In such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation after the record date. Without fixing such record date, the directors may for any of such purposes close the transfer books for all or any part of such period.

(b) If no record date is fixed and the transfer books are not closed, the record date for determining the shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the day before the day on which notice is first given, and the record date for determining the shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors acts with respect to such purpose.

(c) A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any postponement or adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is postponed or adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

4.5 Replacement of Certificates. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate or uncertificated shares may be issued in place of the lost, destroyed or mutilated certificate, upon such terms as the directors may prescribe, including the presentation of reasonable evidence of such loss, destruction or mutilation and the giving of such indemnity as the directors may require for the protection of the corporation or any transfer agent or registrar.

ARTICLE 5 - Miscellaneous Provisions

5.1 Fiscal Year. Except as otherwise set forth in the Articles of Organization or as otherwise determined from time to time by the Board of Directors, the fiscal year of the corporation shall in each year end on September 30.

5.2 Seal. The seal of the corporation shall, subject to alteration by the directors, bear its name, the word “Massachusetts” and the year of its incorporation.

5.3 Voting of Securities. The Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary or any other person the Board of Directors may designate may waive notice of, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this corporation (with or without power of substitution) at, any meeting of or other action by stockholders, shareholders or members of any other corporation or organization, the securities of which may be held by this corporation.

5.4 Corporate Records. The corporation shall keep, in Massachusetts at the principal executive offices of the corporation, or at an office of its transfer agent or of the Secretary, such records as are required by the Massachusetts Business Corporation Act. These copies and records need not all be kept in the same office. They shall be available for inspection by shareholders for any proper purpose and in conformity with said Act.

5.5 Evidence of Authority. A certificate by the Secretary or an Assistant or temporary Secretary as to any action taken by the shareholders, directors, any committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

5.6 Articles of Organization. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

5.7 Severability. Any determination that any provision of these By-Laws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these By-Laws.

5.8 Forum for Adjudication of Disputes. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Massachusetts Business Corporation Act or the corporation’s Articles of Organization or By-Laws (as either may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall, in all cases subject to such court’s having personal jurisdiction over the indispensable parties named as defendants, be either the Business Litigation Session of the Superior Court of Suffolk County, Massachusetts or, if such venue is not permissible, another Massachusetts state court located in Suffolk County, or a federal court located in Massachusetts. Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 5.8.

ARTICLE 6 - Amendments

These By-Laws may be amended by vote of the holders of a majority of the shares of each class of the capital stock at the time outstanding and entitled to vote at any annual or special meeting of shareholders, if notice of the substance of the proposed amendment is stated in the notice of such meeting. If authorized by the Articles of Organization, the directors, by a majority of their number then in office, may also make, amend or repeal these By-Laws, in whole or in part, except with respect to (a) the provisions of these By- Laws governing (i) the removal of directors and (ii) the amendment of these By-Laws and (b) any provision of these

By-Laws which by law, the Articles of Organization or these By-Laws requires action by the shareholders.

Not later than the time of giving notice of the meeting of shareholders next following the making, amending, or repealing by the directors of any By-Law, notice stating the substance of such change shall be given to all shareholders entitled to vote on amending the By-Laws.

Any By-Law adopted by the directors may be amended or repealed by the shareholders entitled to vote on amending the By-Laws.

As amended through November 14, 2024